Exhibit 99.4
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On July 3, 2018, Covenant Transportation Group, Inc., a Nevada corporation (the "Company”), acquired 100% of the outstanding stock of Landair Holdings Inc., a Tennessee corporation (“Landair”), for $91.2 million in cash and the assumption of approximately $15.5 million of debt of Landair, which the Company has paid in full. The purchase price is subject to further adjustments, including finalization of the gross up payment to the sellers related to the Internal Revenue Code Section 338(h)(10) election. The Stock Purchase Agreement provided the Company the option to make an Internal Revenue Code Section 338(h)(10) election, which the Company plans to make within the next 30 days. The Stock Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions.

The unaudited pro forma consolidated financial information is based on the assumptions set forth in the notes to such information. These adjustments are provisional and subject to further adjustment as additional information becomes available, additional analyses are performed, and as warranted by changes in current conditions and future expectations. The unaudited pro forma adjustments made in the compilation of the unaudited pro forma financial information are based upon available information and assumptions that the Company considers to be reasonable, and have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission (“SEC”).

The pro forma adjustments have been made solely for informational purposes. The actual results reported by the consolidated company in periods following the acquisition may differ significantly from that reflected in these unaudited pro forma consolidated financial statements for a number of reasons, including but not limited to cost savings from operating efficiencies, synergies and the impact of the incremental costs incurred in integrating the two companies. As a result, the unaudited pro forma consolidated information is not intended to represent and does not purport to be indicative of what the combined company’s financial condition or results of operations would have been had the acquisition been completed on the applicable dates of this unaudited pro forma consolidated financial information. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial condition and results of operations of the consolidated company.

The unaudited pro forma consolidated financial statements are based on various assumptions, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Landair based on preliminary estimates of fair value. The pro forma assumptions and adjustments are described in the accompanying notes presented on the following pages. Pro forma adjustments are those that are directly attributable to the transaction, are factually supportable and, with respect to the unaudited pro forma condensed consolidated statements of income, are expected to have a continuing impact on the consolidated results. The final purchase price and the allocation thereof and other purchase accounting items may differ materially from that reflected in the pro forma condensed consolidated financial statements after final purchase accounting adjustments.

The unaudited pro forma consolidated statements of income included herein do not reflect any potential cost savings or other operating efficiencies that may result from the integration of the companies.

These unaudited pro forma consolidated financial information and the accompanying notes should be read together with (1) the Company’s audited consolidated financial statements and accompanying notes, as of and for the fiscal year ended December 31, 2017, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 28, 2018 and (2) the Company’s unaudited consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2018 and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018, which was filed with the SEC on August 8, 2018, (3) Landair’s audited financial statements for the year ended December 31, 2017, included as Exhibit 99.2 to this Form 8-K/A, and (4) Landair’s unaudited financial statements for the six months ended June 30, 2018 and 2017, included as Exhibit 99.3 to this Form 8-K/A.

The actual operating results for Landair will be consolidated with the Company’s operating results for all periods subsequent to the closing of the acquisition on July 3, 2018.

The unaudited pro forma consolidated statement of operations of the Company and Landair for the year ended December 31, 2017 gives effect to the acquisition of Landair by the Company as if it had occurred effective January 1, 2017, the beginning of the Company’s 2017 fiscal year.

The unaudited pro forma consolidated statement of operations of the Company and Landair for the six months ended June 30, 2018 gives effect to the acquisition of Landair by the Company as if it had occurred effective January 1, 2018, the beginning of the Company’s 2018 fiscal year.

The unaudited pro forma consolidated balance sheet of the Company and Landair as of June 30, 2018 gives effect to the acquisition of Landair by the Company as if it had occurred effective June 30, 2018.

COVENANT TRANSPORTATION GROUP, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET (In thousands, except share data)
	June 30, 2018
ASSETS	Covenant Transportation Group	Landair	Pro Forma Adjustments	Notes	Pro Forma Consolidated
Current assets:
Cash and cash equivalents	$122,146	$754	$(106,700)	(A)	$16,200
Accounts receivable, net of allowance	103,053	16,491	(334)	(B)	119,210
Drivers' advances and other receivables, net of allowance	12,804	98	-		12,902
Inventory and supplies	4,313	95	(62)	(B)	4,346
Prepaid expenses	13,268	1,595	(617)	(C)	14,246
Assets held for sale	3,225	226	(98)	(D)	3,353
Income taxes receivable	5,099	-	-		5,099
Other short-term assets	2,165	-	-		2,165
Total current assets	266,073	19,259	(107,811)		177,521

Property and equipment, net of accumulated depreciation	436,578	33,615	(7,450)	(D)	462,743
Goodwill	-	-	40,989	(E)	40,989
Other intangibles, net	-	-	34,000	(F)	34,000
Other assets, net	27,175	22	-		27,197
Total assets	$729,826	$52,896	$(40,272)		$742,450

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	12,295	4,753	29	(B)	17,077
Accrued expenses	29,420	4,531	543	(G)	34,494
Current maturities of long-term debt	32,450	15,512	(15,512)	(G)	32,450
Current portion of capital lease obligations	4,863	-	-		4,863
Current portion of insurance and claims accrual	14,594	898	471	(B)	15,963
Other short-term liabilities	-	123	-		123
Total current liabilities	93,622	25,817	(14,469)		104,970

Long-term debt	196,038	-	-		196,038
Long-term portion of capital lease obligations	35,160	-	-		35,160
Insurance and claims accrual	19,492	837	439	(B)	20,768
Deferred income taxes	70,552	653	(653)	(H)	70,552
Other long-term liabilities	1,411	-	-		1,411
Total liabilities	416,275	27,307	(14,683)		428,899
Stockholders' equity:
Class A common stock	171	-	-		171
Class B common stock	24	-	-		24
Additional paid-in-capital	139,362	9,447	(9,447)	(I)	139,362
Accumulated other comprehensive income	1,544	-	-		1,544
Retained earnings	172,450	16,142	(16,142)	(I)	172,450
Total stockholders' equity	313,551	25,589	(25,589)		313,551
Total liabilities and stockholders' equity	$729,826	$52,896	$(40,272)		$742,450

See the accompanying notes to unaudited pro forma consolidated financial statements.

COVENANT TRANSPORTATION GROUP, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share data)
	Six Months Ended June 30, 2018
	Covenant Transportation Group	Landair	Pro Forma Adjustments	Notes	Pro Forma Consolidated
Revenue:
Freight revenue	$321,097	$68,895	$(123)	(B)	$389,869
Fuel surcharge revenue	48,787	5,978	-		54,765
Total revenue	$369,884	$74,873	$(123)		$444,634

Operating expenses:
Salaries, wages, and related expenses	125,253	31,585	(2,105)	(J)	154,733
Fuel expense	56,390	8,424	-		64,814
Operations and maintenance	24,325	3,273	46	(B)	27,644
Revenue equipment rentals and purchased transportation	68,079	16,168	-		84,247
Operating taxes and licenses	5,273	936	-		6,209
Insurance and claims	18,593	2,288	111	(B)	20,992
Communications and utilities	3,406	477	-		3,883
General supplies and expenses	10,562	5,844	(3,417)	(K)	12,989
Depreciation and amortization, including gains and losses on disposition of property and equipment	37,513	3,886	1,102	(L)	42,501
Total operating expenses	349,394	72,881	(4,263)		418,012
Operating income	20,490	1,992	4,140		26,622
Interest expense, net	3,900	156	2,004	(M)	6,060
Income from equity method investment	(3,265)	-	-		(3,265)
Income before income taxes	19,855	1,836	2,136		23,827
Income tax (benefit) expense	5,467	(646)	1,734	(N)	6,555
Net income	$14,388	$2,482	$402		$17,272

Income per share:
Basic net income per share	$0.78				$0.94
Diluted net income per share	$0.78				$0.94
Basic weighted average shares outstanding	18,334				18,334
Diluted weighted average shares outstanding	18,424				18,424

See the accompanying notes to unaudited pro forma consolidated financial statements.

COVENANT TRANSPORTATION GROUP, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share data)
	Year Ended December 31, 2017
	Covenant Transportation Group	Landair	Pro Forma Adjustments	Notes	Pro Forma Consolidated
Revenue:
Freight revenue	$626,809	$111,829	$(353)	(B)	$738,285
Fuel surcharge revenue	78,198	9,367	-		87,565
Total revenue	$705,007	$121,196	$(353)		$825,850

Operating expenses:
Salaries, wages, and related expenses	241,784	50,878	145	(B)	292,807
Fuel expense	103,139	13,590	-		116,729
Operations and maintenance	48,774	5,972	-		54,746
Revenue equipment rentals and purchased transportation	141,954	19,094	-		161,048
Operating taxes and licenses	9,878	1,738	-		11,616
Insurance and claims	33,155	4,700	-		37,855
Communications and utilities	6,938	880	-		7,818
General supplies and expenses	14,783	8,120	(247)	(B)	22,656
Depreciation and amortization, including gains and losses on disposition of property and equipment	76,447	8,071	2,203	(L)	86,721
Total operating expenses	676,852	113,043	2,101		791,996
Operating income	28,155	8,153	(2,454)		33,854
Interest expense, net	8,258	326	3,994	(M)	12,578
Income from equity method investment	(3,400)	-	-		(3,400)
Income before income taxes	23,297	7,827	(6,448)		24,676
Income tax (benefit) expense	(32,142)	265	113	(N)	(31,764)
Net income	$55,439	$7,562	$(6,561)		$56,440

Income per share:
Basic net income per share	$3.03				$3.09
Diluted net income per share	$3.02				$3.07
Basic weighted average shares outstanding	18,279				18,279
Diluted weighted average shares outstanding	18,372				18,372

See the accompanying notes to unaudited pro forma consolidated financial statements.

COVENANT TRANSPORTATION GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 -  Summary of transaction

On July 3, 2018, Covenant Transportation Group, Inc., a Nevada corporation (the "Company”), acquired 100% of the outstanding stock of Landair Holdings Inc., a Tennessee corporation (“Landair”), for $91.2 million in cash and the assumption of approximately $15.5 million of debt of Landair, which the Company has paid in full. The purchase price is subject to further adjustments, including finalization of the gross up payment to the sellers related to the Internal Revenue Code Section 338(h)(10) election. The Stock Purchase Agreement provided the Company the option to make an Internal Revenue Code Section 338(h)(10) election, which the Company plans to make within the next 30 days. The Stock Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions.

Landair is a leading dedicated and for-hire truckload carrier, as well as a supplier of transportation management, warehousing and logistics inventory management services.

Note 2 - Estimate of Assets Acquired and Liabilities Assumed

The fair value of the total consideration transferred was $106.7 million, not considering approximately $0.8 million of cash balances acquired. A summary of the preliminary purchase price allocation with the acquisition of Landair, as if the transaction occurred on June 30, 2018, is as follows:

	(in thousands)
Cash paid		$106,700

Allocated to:
Historical book value of Landair’s assets and liabilities	$25,589
Adjustments to recognize assets and liabilities at acquisition-date fair value:
Property, plant, and equipment	(7,450)
Other assets	(1,111)
Liabilities	(829)
Fair value of tangible net assets acquired		16,199
Identifiable intangibles at acquisition-date fair value		34,000
Debt paid at closing		15,512
Excess of consideration transferred over the net amount of assets and liabilities recognized		$40,989

Cash paid pursuant to Stock Purchase Agreement		$106,700
Cash acquired included in historical book value of Landair assets and liabilities		(754)
Net purchase price		$105,946

Deferred income taxes arising from the acquisition are immaterial because of the election under the Internal Revenue Code Section 338(h)(10).

Note 3 - Intangible Assets

Based on the preliminary allocation of the purchase price, the following amounts have been allocated to identifiable intangible assets along with the respective amortization periods:

	(in thousands)	Life (months)
Trade name	$4,400	180
Non-Compete agreement	1,400	60
Customer relationships	28,200	144
	$34,000

These preliminary estimates of fair value and useful life could be different from the final acquisition accounting, and the difference could have a material impact on the accompanying pro forma financial statements. The combined effect of any such changes could then also result in a significant increase or decrease to the Company's estimate of associated amortization expense.
Note 4 - Pro Forma Adjustments

The pro forma adjustments in the unaudited pro forma condensed consolidated financial information are as follows:

(A) To reflect consideration paid by the Company of $106.7 million in connection with the acquisition of Landair, including $91.2 million of cash to the sellers (not considering $0.8 million cash acquired) and $15.5 million of debt.

(B) To reflect the adjustments made to conform Landair to the accounting policies of the Company.

(C) To reflect the write-off of previously capitalized customer start-up costs.

(D) To reflect the write down of property and equipment values of Landair to acquisition date fair value based on preliminary appraisals performed.

(E) To reflect the excess of the total consideration transferred over the fair value of tangible and intangible net assets acquired (See Note 2).

(F) To reflect the estimated fair values of identifiable intangibles, $34.0 million, based on preliminary allocation of the purchase price (See Note 3).

(G) To reflect the extinguishment of debt held by Landair upon acquisition.

(H) To reflect the write-off of (1) previously recorded deferred taxes as book and tax basis are equal as a result of the transaction and the 338(h)(10) election and (2) taxes payable paid by former owners.

(I) To reflect the elimination of the stockholders' equity accounts of Landair.

(J) To reflect a decrease in salaries, wages, and related expenses for (1) sale bonuses paid to Landair employees and (2) non-recurring compensation paid to a prior owner of Landair and an increase in compensation expense related to restricted shares granted to certain key retained employees.

(K) To reflect $3.4 million primarily related to non-recurring acquisition related expenses incurred by the Company and Landair.

(L) To reflect the change in depreciation and amortization expense due to (1) the amortization of identifiable intangibles with a finite life using the straight-line method over the assigned life of each intangible as detailed in Note 3 and (2) partially offset by a net decrease in depreciation resulting from the depreciation of property, plant, and equipment based on acquisition date fair value using useful lives consistent with those utilized by the Company. The increase in amortization expense for the year ended December 31, 2017 and for the six months ended June 30, 2018 was $2.9 million and $1.5 million, respectively.

(M) To reflect the net increase in interest expense as the result of the financing obtained by the Company to fund the acquisition and the extinguishment of debt held by Landair.

(N) To reflect the income tax effect of each of the pro forma adjustments and depreciation expense associated with Landair at an effective tax rate of 27.4%. The previous stockholders of Landair had elected to file federal income taxes using S corporation status. Under tax regulations for S corporations, Landair elected to have net income or losses reported on the tax returns of the individual stockholders. Accordingly, there was no provision for federal income taxes. After the acquisition, Landair is a C corporation and will be subject to federal and state income taxes.

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